Exhibit 99.1

Contact:

Susan Spivak Bernstein	David Snowden
Senior Vice President, Investor Relations	Senior Vice President, Communications & Media
212.607.8835	210.321.2104
susan.spivak@argolimited.com	david.snowden@argogroupus.com

Argo Group Reports 2019 First Quarter Net Income of
$91.2 Million or $2.63 Per Diluted Share

HAMILTON, Bermuda (April 29, 2019) - Argo Group International Holdings, Ltd. (NYSE: ARGO) today announced financial results for the three months ended March 31, 2019.

2019 First Quarter Recap

Net Income Per Diluted Share $2.63 ↑ 270.4% from Q1 2018	Adjusted Operating Income Per Diluted Share (1) $1.18 ↑ 12.4% from Q1 2018	Gross Written Premiums $760.8M ↑ 7.1% from Q1 2018	Combined Ratio 94.8% ↓ 100 basis pts from Q1 2018	Book Value Per Share $55.23 ↑ 8.0%(1) from Q4 2018

“Our strong first quarter 2019 results demonstrate our focus on delivering value to shareholders. Our annualized ROE of 20.1% in the first quarter is an outstanding achievement. The 9.1% annualized operating ROE for the quarter, a 100 basis point improvement year-over-year, reflects strong momentum toward our run rate objective of 10%.  In addition, book value per share increased 8.0% from the beginning of the year," said Mark E. Watson III, CEO. "These results were enabled by a 7.1% increase in gross written premiums, with a 10.2% rise in the U.S. Operations, an improvement in our expense ratio, and a 26.6% increase in our underwriting income. We expect our strategy to continue to deliver superior and sustainable returns to shareholders."

HIGHLIGHTS FOR THE THREE MONTHS ENDED MARCH 31, 2019

●
Net income was $91.2 million or $2.63 per diluted share, compared to net income of $24.8 million or $0.71 per diluted share for the 2018 first quarter, an increase of 270.4% compared to the 2018 first quarter.

The 2019 first quarter net income included pre-tax net gains related to changes in the fair value of equity securities of $54.2 million, compared to pre-tax net losses related to changes in the fair value of equity securities of $30.9 million in the 2018 first quarter.  These changes in fair value are included as a component of Net Realized Gains and Losses on the income statement.

●
Adjusted operating income(1)(2) increased 12.6% to $41.1 million or $1.18 per diluted share, compared to adjusted operating income of $36.5 million or $1.05 per diluted share for the 2018 first quarter. Underwriting income (1), a component of adjusted operating income, increased 26.6% to $21.9 million, compared to $17.3 million in the 2018 first quarter.

As previously discussed, for purposes of calculating adjusted operating income, effective January 1, 2019, the company prospectively decreased its assumed effective tax rate to 15% from 20%.  This change is in response to ongoing tax planning strategies implemented following the 2018 change in U.S. corporate tax rate from 35% to 21%.

●
Gross written premiums grew 7.1% to $760.8 million, compared to $710.5 million for the 2018 first quarter.  U.S. Operations grew 10.2% to $410.7 million, compared to $372.8 million for the 2018 first quarter.  International Operations grew 3.7% to $350.1 million, compared to $337.7 million for the 2018 first quarter.

●
The combined ratio was 94.8% compared to 95.8% for the 2018 first quarter. The loss and expense ratios for the 2019 first quarter were 56.6% and 38.2%, respectively, compared to 57.2% and 38.6%, respectively, for the 2018 first quarter.  The current accident year, ex-CAT combined ratio was 94.1%, compared to 95.3% in the 2018 first quarter.

●	Catastrophe losses were $5.5 million, compared to $4.3 million for the 2018 first quarter.
●	Net favorable prior-year reserve development was $2.5 million, compared to favorable prior-year development of $2.0 million in the 2018 first quarter.
●
Net investment income decreased 5.8% to $33.9 million, compared to $36.0 million in the 2018 first quarter.

Net investment income on the core portfolio increased 17.2% to $32.0 million, compared to $27.3 million in the 2018 first quarter. This increase was primarily due to an increase in the invested asset base and higher investment yields.

Alternative investments, which are reported on a lag, contributed $1.9 million in the 2019 first quarter, compared to $8.7 million in the 2018 first quarter, a decrease of 78.2%.  This decline was primarily due to the volatility in the securities market during the 2018 fourth quarter.

●
The quarterly cash dividend was increased by 15% to $0.31 per share.  Since 2010, cash dividends have increased by approximately 300%.  The Company did not purchase any shares of its common stock during the 2019 first quarter.

●	Book value per share increased 8.0%(1) to $55.23 at March 31, 2019, compared to $51.43 at December 31, 2018.
Notes
●	All references to catastrophe losses are pre-tax.
●
Point impacts on the combined ratio are calculated as the difference between the reported combined ratio and the combined ratio excluding incurred catastrophe losses and associated reinstatement and other catastrophe-related premium adjustments.

(1)  Refer to Non-GAAP Financial Measures below.

(2)   For purposes of calculating Adjusted Operating Income, assumed tax rates of 15% and 20% were used for the three months ended March 31, 2019 and 2018, respectively.

U.S. Operations

•
Gross written premiums in the 2019 first quarter of $410.7 million increased $37.9 million or 10.2% compared to the 2018 first quarter. This growth was achieved in Property, Professional, and Specialty lines, while writings within Liability were consistent with amounts written in the 2018 first quarter.  The overall increase in gross written premiums reflects the continued execution of strategic growth and digital initiatives, and a new fronted program within the Property lines, while still executing on appropriate risk selection and exposure management actions.

Net retained premiums (net written premiums as a percentage of gross written premiums) for the 2019 first quarter were 60.5% (consistent with the fourth quarter of 2018), compared to 66.8% for the 2018 first quarter.  The overall current quarter decrease in the percent of net premiums retained was due in large part to an increase in ongoing strategic use of reinsurance programs, as part of overall risk management initiatives, and as it relates to Property, a new fronted program.

•
Net earned premiums in the 2019 first quarter of $273.8 million were up $11.5 million or 4.4% from the 2018 first quarter, driven by the aforementioned growth in gross written premiums partially offset by the increased use of reinsurance.  All major lines of business, with the exception of Property, reported growth in net earned premiums compared to the 2018 first quarter.  The decline in Property related to the aforementioned increased use of reinsurance.

•
The loss ratio for the 2019 first quarter was 56.5%, compared to 59.5% for the 2018 first quarter, an improvement of 3.0 points. The lower 2019 first quarter ratio is driven by a 1.8 point improvement in the current accident year ex-CAT loss ratio, an improvement of 1.1 points from an increase in favorable net prior-year reserve development, and an improvement of 0.1 points from decreased catastrophe-related losses.

•
The current accident year ex-CAT loss ratio for the 2019 first quarter was 56.5%, compared to 58.3% for the 2018 first quarter. The 1.8 point improvement in the current accident year ex-CAT loss ratio was driven in large part by both increased rates in most lines of business and improved business mix trends.  In addition, the 2018 first quarter included a number of discrete non-CAT, weather-related property losses.

•
Net favorable prior-year reserve development for the 2019 first quarter was $4.0 million, compared to $1.0 million in the 2018 first quarter.  The current quarter favorable development related primarily to Liability and Specialty lines, partially offset by unfavorable development in Professional lines.

•	Catastrophe losses for the 2019 first quarter were $4.0 million compared to catastrophe losses of $4.3 million in the 2018 first quarter.
•
The expense ratio for the 2019 first quarter was 34.4%, which is consistent with the 2018 first quarter (which was also 34.4%). The 2019 first quarter reflected lower acquisition costs associated with increased ceding commissions that were offset by continued strategic investments in people and technology, including digital initiatives in support of the aforementioned 10.2% gross written premium growth.

•
Underwriting income for the 2019 first quarter increased 55.0% to $24.8 million, compared to $16.0 million for the 2018 first quarter. The $8.8 million increase in underwriting income is primarily related to an improvement in the current accident year ex-CAT loss ratio, an increase in favorable net-prior year reserve development, lower catastrophe losses, and an increase in underwriting income related to the growth in net earned premiums.

International Operations

•
Gross written premiums in the 2019 first quarter of $350.1 million increased $12.4 million or 3.7%, compared to the 2018 first quarter.  This growth was due primarily to Professional and Specialty lines, as Property and Liability lines approximate the 2018 first quarter writings. Geographically, the growth was primarily due to Bermuda (insurance) and Europe. Bermuda, which represented 58.8% of the overall increase, reported growth as a result of an increase in new business and favorable rate changes.  Europe, which represented 41.1% of the overall increase, reported growth following the acquisition of Ariscom in the 2018 first quarter.

Net retained premiums (net written premiums as a percentage of gross written premiums) for the 2019 first quarter were 32.1%, compared to 35.0% for the 2018 first quarter.  The current quarter decrease in the percent of net premiums retained was due in large part to an increase in ongoing strategic use of reinsurance programs and an increased use of third-party capital, most notably within Property Reinsurance lines.  As a result, net written premiums for Property lines in the first quarter of 2019 decreased by $22.3 million or 72.6%, compared to the 2018 first quarter.  This decline was largely offset by growth in Specialty, Professional, and Liability lines.

•
Consistent with net written premiums, net earned premiums in the 2019 first quarter of $146.7 million decreased $5.7 million or 3.7% from the 2018 first quarter.  As noted above, all major lines of business, with the exception of Property, reported growth in net earned premiums compared to the 2018 first quarter.  The decline in Property related to the aforementioned increased use of reinsurance and third party capital.

•
The loss ratio for the 2019 first quarter was 56.2%, compared to 52.0% for the 2018 first quarter. The increase in the loss ratio was due to 2.3 points resulting from $0.8 million of net unfavorable prior-year reserve development in 2019 compared to net favorable prior-year reserves development of $2.8 million in the 2018 first quarter, 1.1 points related to 2019 first quarter catastrophe losses of $1.5 million, and 0.8 points from an increase in the current accident year ex-CAT loss ratio.

•
The current accident year ex-CAT loss ratio for the 2019 first quarter was 54.6%, compared to 53.8% for the 2018 first quarter. The increase in the loss ratio was driven by increased ceded reinstatement premiums paid (which reduced net earned premiums) in the 2019 first quarter as a result of higher ceded loss recoveries on prior-year catastrophe events.

•
Net unfavorable prior-year reserve development for the 2019 first quarter was $0.8 million, compared to net favorable prior-year reserve development of $2.8 million in the 2018 first quarter. The 2019 first quarter net unfavorable prior-year reserve development was driven by Liability lines largely offset by favorable development on Property losses related to various prior-year catastrophe events.

•	Catastrophe losses incurred for the 2019 first quarter were $1.5 million. There were no catastrophe losses incurred in the 2018 first quarter.
•
The expense ratio for the 2019 first quarter was 37.5%, down modestly from 37.6% for the 2018 first quarter. The decrease in the expense ratio related to a decline in personnel and other operating costs, partially offset by an increase in the acquisition ratio.

•
Underwriting income for the 2019 first quarter was $9.2 million, compared to $15.8 million for the 2018 first quarter. The $6.6 million decline in underwriting results was due primarily to the decline in net earned premiums, as a result of increased reinsurance and use of third-party capital, the quarter over quarter increase in catastrophe-related losses of $1.5 million, and the unfavorable change in net prior-year reserve development of $3.6 million.

CONFERENCE CALL
Argo Group management will conduct an investor conference call starting at 5:15 p.m. EDT on Monday, April 29, 2019. A live webcast of the conference call can be accessed by https://services.choruscall.com/ccforms/replay.html.  Participants in the U.S. can access the call by dialing (877) 291-5203. Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610.  Please ask the operator to be connected to the Argo Group earnings call.

A webcast replay will be available shortly after the live conference call and can be accessed at https://services.choruscall.com/links/argo190429.html.  A telephone replay of the conference call will be available through May 6, 2019, to callers in the U.S. by dialing (877) 344-7529 (conference #10131078).  Callers dialing from outside the U.S. can access the telephone replay by dialing (412) 317-0088 (conference #10131078).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NYSE: ARGO) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo Group's insurance subsidiaries are A.M. Best-rated 'A' (Excellent) (first highest rating out of 16 rating classifications) with a stable outlook, and Argo Group's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a positive outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS
This press release may include forward-looking statements, both with respect to Argo Group and its industry, that reflect our current views with respect to future events and financial performance. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Argo Group's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) our ability to implement our business strategy; 7) adequacy of our loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of Ariel Re and other businesses we may acquire or new business ventures we may start; 15) the effect on our investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors and; 18) costs associated with  shareholder activism.

In addition, any estimates relating to loss events involve the exercise of considerable judgment and reflect a combination of ground-up evaluations, information available to date from brokers and cedents, market intelligence, initial tentative loss reports and other sources. The actuarial range of reserves and management’s best estimate is based on our then current state of knowledge including explicit and implicit assumptions relating to the pattern of claim development, the expected ultimate settlement amount, inflation and dependencies between lines of business. Our internal capital model is used to consider the distribution for reserving risk around this best estimate and predict the potential range of outcomes. However, due to the complexity of factors contributing to the losses and the preliminary nature of the information used to prepare these estimates, there can be no assurance that Argo Group’s ultimate losses will remain within the stated amount.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and other documents of Argo Group on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Argo Group will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Argo Group or its business or operations. Except as required by law, Argo Group undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

NON-GAAP FINANCIAL MEASURES
In presenting the Company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“Underwriting income” is an internal performance measure used in the management of the Company’s operations and represents net amount earned from underwriting activities (net premiums earned less underwriting expenses and claims incurred). Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income. The Company presents Underwriting income as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Current accident year ex-CAT combined ratio” and the “Current accident year ex-CAT loss ratio" are internal measures used by the management of the Company to evaluate the performance of its' underwriting activity and represents the net amount of underwriting income excluding catastrophe related charges (impacts to both premiums and losses), the impact of changes to prior year loss reserves and other one-time items that would impact expenses or net earned premiums. Although this measure does not replace the combined ratio it provides management with a view of the quality of earnings generated by underwriting activity for the current accident year.

“Adjusted operating income" is an internal performance measure used in the management of the Company's operations and represents after-tax (at assumed effective tax rates of 15% for 2019 and 20% for 2018) operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items. The Company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items from the calculation of adjusted operating income because these amounts are influenced by and fluctuate in part, by market conditions that are outside of management’s control. In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing adjusted operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance. Adjusted operating income should not be viewed as a substitute for U.S. GAAP net income.

"Annualized return on average shareholders’ equity" ("ROAE") is calculated using average shareholders' equity. In calculating ROAE, the net income available to shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to shareholders. The Company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

"Annualized adjusted operating return on average shareholders' equity" is calculated using adjusted operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders' equity.

The “percentage change in book value per share” included in the 2019 First Quarter Recap includes (by adding) the effects of cash dividends paid per share to the calculated book value per share for the current period.  This adjusted amount is then compared to the prior period’s book value per share to determine the period over period change. The Company believes that including the dividends paid per share allows users of its financial statements to more easily identify the impact of the changes in book value per share from the perspective of investors.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

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(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	March 31,	December 31,
	2019	2018
	(unaudited)
Assets
Total investments	$4,903.5	$4,787.0
Cash	152.7	139.2
Accrued investment income	27.5	27.2
Receivables	3,334.6	3,338.2
Goodwill and intangible assets	270.1	270.5
Deferred acquisition costs, net	167.9	167.3
Ceded unearned premiums	562.5	457.7
Other assets	535.7	371.1
Total assets	$9,954.5	$9,558.2

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$4,668.9	$4,654.6
Unearned premiums	1,344.5	1,300.9
Ceded reinsurance payable, net	1,047.1	970.5
Senior unsecured fixed rate notes	139.9	139.8
Other indebtedness	183.0	183.4
Junior subordinated debentures	257.0	257.0
Other liabilities	433.5	305.3
Total liabilities	8,073.9	7,811.5

Total shareholders' equity	1,880.6	1,746.7
Total liabilities and shareholders' equity	$9,954.5	$9,558.2

Book value per common share	$55.23	$51.43

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
CONSOLIDATED
(in millions, except per share amounts)
(unaudited)

	For the Three Months Ended
	March 31,
	2019	2018
Gross written premiums	$760.8	$710.5
Net written premiums	360.9	367.1

Earned premiums	420.5	414.7
Net investment income	33.9	36.0
Fee and other income	2.3	2.0
Net realized investment gains (losses):
Net realized investment (losses) gains	(1.7)	15.2
Change in fair value of equity securities	54.2	(30.9)
Net realized investment gains (losses)	52.5	(15.7)
Total revenue	509.2	437.0

Losses and loss adjustment expenses	237.9	237.2
Underwriting, acquisition and insurance expenses	160.7	160.2
Interest expense	8.5	7.7
Fee and other expense	1.3	2.0
Foreign currency exchange losses	0.7	4.9
Total expenses	409.1	412.0

Income before income taxes	100.1	25.0
Income tax provision	8.9	0.2
Net income	$91.2	$24.8

Net income per common share (basic)	$2.68	$0.73
Net income per common share (diluted)	$2.63	$0.71

Weighted average common shares:
Basic	34.0	33.9
Diluted	34.7	34.7

Loss ratio	56.6%	57.2%
Expense ratio	38.2%	38.6%
GAAP combined ratio	94.8%	95.8%
CAY ex-CAT combined ratio	94.1%	95.3%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
(unaudited)

	Three months ended
	March 31,
	2019	2018
U.S. Operations
Gross written premiums	$410.7	$372.8
Net written premiums	248.4	249.0
Earned premiums	273.8	262.3

Underwriting income	24.8	16.0
Net investment income	23.1	22.6
Interest expense	(5.2)	(3.9)
Fee income (expense), net	0.2	(0.7)
Net income before taxes	$42.9	$34.0

Loss ratio	56.5%	59.5%
Expense ratio	34.4%	34.4%
GAAP combined ratio	90.9%	93.9%
CAY ex-CAT combined ratio	90.9%	92.7%

International Operations
Gross written premiums	$350.1	$337.7
Net written premiums	112.5	118.1
Earned premiums	146.7	152.4

Underwriting income	9.2	15.8
Net investment income	9.1	8.8
Interest expense	(2.8)	(2.3)
Fee income, net	0.7	0.6
Net income before taxes	$16.2	$22.9

Loss ratio	56.2%	52.0%
Expense ratio	37.5%	37.6%
GAAP combined ratio	93.7%	89.6%
CAY ex-CAT combined ratio	92.1%	91.4%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS RATIOS
(unaudited)

	Three months ended
	March 31,
	2019	2018
U.S. Operations
Loss ratio	56.5%	59.5%
Prior accident year loss reserve development	1.5%	0.4%
Catastrophe losses	(1.5)%	(1.6)%
CAY ex-CAT loss ratio	56.5%	58.3%

International Operations
Loss ratio	56.2%	52.0%
Prior accident year loss reserve development	(0.5)%	1.8%
Catastrophe losses	(1.1)%	—%
CAY ex-CAT loss ratio	54.6%	53.8%

Consolidated
Loss ratio	56.6%	57.2%
Prior accident year loss reserve development	0.6%	0.5%
Catastrophe losses	(1.3)%	(1.0)%
CAY ex-CAT loss ratio	55.9%	56.7%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
NET PRIOR-YEAR RESERVE DEVELOPMENT & CATASTROPHE LOSSES BY SEGMENT
(in millions)
(unaudited)

	Three months ended
	March 31,
	2019	2018
Net Prior-Year Reserve Development
(Favorable)/Unfavorable
U.S. Operations	$(4.0)	$(1.0)
International Operations	0.8	(2.8)
Run-off Lines	0.7	1.8
Total net prior-year reserve development	$(2.5)	$(2.0)

	Three months ended
	March 31,
	2019	2018
Catastrophe Losses
Catastrophe losses:
U.S. Operations	$4.0	$4.3
International Operations	1.5	—
Total catastrophe losses	$5.5	$4.3

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING INCOME TO NET INCOME
CONSOLIDATED
(in millions)
(unaudited)

	Three months ended
	March 31,
	2019	2018
Net income	$91.2	$24.8
Add (deduct):
Income tax provision	8.9	0.2
Net investment income	(33.9)	(36.0)
Net realized investment (gains) losses	(52.5)	15.7
Fee and other income	(2.3)	(2.0)
Interest expense	8.5	7.7
Fee and other expense	1.3	2.0
Foreign currency exchange losses	0.7	4.9
Underwriting income	$21.9	$17.3

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF ADJUSTED OPERATING INCOME TO NET INCOME
CONSOLIDATED
(in millions, except per share amounts)
(unaudited)

	Three months ended
	March 31,
	2019	2018
Net income, as reported	$91.2	$24.8
Income tax provision	8.9	0.2
Net income, before taxes	100.1	25.0
Add (deduct):
Net realized investment (gains) losses	(52.5)	15.7
Foreign currency exchange losses	0.7	4.9
Adjusted operating income before taxes	48.3	45.6
Provision for income taxes, at assumed rate (1)	7.2	9.1
Adjusted operating income	$41.1	$36.5

Adjusted operating income per common share (diluted)	$1.18	$1.05

Weighted average common shares, diluted	34.7	34.7

(1) For the purpose of calculating Adjusted Operating Income, assumed tax rates of 15% and 20% were used for the three months ended March 31, 2019 and 2018, respectively.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF SEGMENT INCOME TO NET INCOME
(in millions)
(unaudited)

	Three months ended
	March 31,
	2019	2018
Segment income (loss) before income taxes:
U.S. Operations	$42.9	$34.0
International Operations	16.2	22.9
Run-off Lines	0.6	(0.7)
Corporate and Other	(11.4)	(10.6)
Net realized investment gains (losses)	52.5	(15.7)
Foreign currency exchange losses	(0.7)	(4.9)
Income before income taxes	100.1	25.0
Income tax provision	8.9	0.2
Net income	$91.2	$24.8

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
PREMIUMS BY SEGMENT AND LINE OF BUSINESS
(in millions)
(unaudited)

U.S. Operations	Three months ended March 31, 2019			Three months ended March 31, 2018
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$64.2	$7.4	$31.5	$45.6	$18.4	$34.7
Liability	242.6	172.2	178.5	243.1	170.0	171.9
Professional	60.8	35.2	31.8	47.3	31.8	29.1
Specialty	43.1	33.6	32.0	36.8	28.8	26.6
Total	$410.7	$248.4	$273.8	$372.8	$249.0	$262.3

International Operations	Three months ended March 31, 2019			Three months ended March 31, 2018
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$155.0	$8.4	$35.6	$154.3	$30.7	$58.0
Liability	47.0	27.6	29.4	47.2	25.6	20.1
Professional	55.9	27.5	29.2	46.4	23.3	25.3
Specialty	92.2	49.0	52.5	89.8	38.5	49.0
Total	$350.1	$112.5	$146.7	$337.7	$118.1	$152.4

Consolidated	Three months ended March 31, 2019			Three months ended March 31, 2018
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$219.2	$15.8	$67.1	$199.9	$49.1	$92.7
Liability	289.6	199.8	207.9	290.3	195.6	192.0
Professional	116.7	62.7	61.0	93.7	55.1	54.4
Specialty	135.3	82.6	84.5	126.6	67.3	75.6
Total	$760.8	$360.9	$420.5	$710.5	$367.1	$414.7

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF NET INVESTMENT INCOME
CONSOLIDATED
(in millions)
(unaudited)

	For the Three Months Ended
	March 31,
	2019	2018
Net investment income, excluding alternative investments	$32.0	$27.3
Alternative investments	1.9	8.7
Total net investment income	$33.9	$36.0

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions, except per share data)
(unaudited)

	For the Three Months Ended
	March 31,
	2019	2018	% Change
Net income	$91.2	$24.8	267.7%
Adjusted operating income (1)	41.1	36.5	12.6%

Shareholders' Equity - Beginning of period	$1,746.7	$1,819.7	(4.0)%
Shareholders' Equity - End of period	1,880.6	1,787.4	5.2%
Average Shareholders' Equity	$1,813.7	$1,803.6	0.6%

Shares outstanding - End of period	34.049	33.812

Book value per share, March 31, 2019	$55.23	$52.86
Cash dividends paid per share, during the 2019 first quarter	0.31
Book value per share, March 31, 2019 - including cash dividends paid	$55.54

Book value per share at December 31, 2018	$51.43
Change in book value per share for the 2019 first quarter (2)	8.0%

Annualized return on average shareholders' equity	20.1%	5.5%
Annualized adjusted operating return on average shareholders' equity	9.1%	8.1%

(1)	For the purpose of calculating Adjusted Operating Income, assumed tax rates of 15% and 20% were used for the three months ended March 31, 2019 and 2018, respectively.

(2)
The percentage change in book value per share is calculated by including cash dividends of $0.31 per share paid to shareholders during the 2019 first quarter.  This adjusted amount is then compared to the book value per share as of December 31, 2018 to determine the current period change.

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